Middleburg Financial Corporation Announces 2006 Third Quarter Earnings

Contact:

Joseph L. Boling, Chairman & CEO

540-687-6377 or

ceo@middleburgbank.com

Alice P. Frazier, EVP & COO

540-687-4801 or

coo@middleburgbank.com

Kate J. Chappell, SVP & CFO

540-687-4816 or

cfo@middleburgbank.com

MIDDLEBURG, VIRGINIA (October 23, 2006) – Middleburg Financial Corporation (NASDAQ – MBRG)

reported net income of $2.3 million, or $0.52 per diluted share, for the quarter ended September 30, 2006.  This represents an increase of 11.0% or $234,000 from the $2.1 million, or $0.54 per diluted share, for quarter ended June 30, 2006. Much of this increase resulted from fewer operating expenses incurred during the quarter.  When compared to the quarter ended September 30, 2005, net income for the quarter ended September 30, 2006 decreased by 3.0% or $73,000.  Much of this decrease resulted from decreased earnings from mortgage operations.

Total consolidated assets were $772.6 million at September 30, 2006.  Increased funding costs continue to negatively impact the net interest margin, bringing it to 3.93% for the quarter ended September 30, 2006 from 3.96% for the quarter ended June 30, 2006 and 4.05% for the quarter ended September 30, 2005. However, cost savings during the third quarter 2006 have helped to improve the Company’s return on average assets and its efficiency ratio. Return on average assets was 1.21% for the quarter ended September 30, 2006 compared to 1.11% for the quarter ended June 30, 2006.  Return on average assets was 1.27% for the quarter ended September 30, 2005.

The Company’s efficiency ratio was 60.42% for the quarter ended September 30, 2006 compared to 63.71% and 60.12% for the quarters ended June 30, 2006 and September 30, 2005, respectively. See the “Key Statistics” table toward the end of this press release for a discussion of the calculation of the efficiency ratio, which is not a measurement under accounting principles generally accepted in the United States.

As expected with both reduced earnings from mortgage operations and the issuance of additional equity in July 2006, the Company’s return on average equity considerably declined for the quarter ended September 30, 2006 when compared to the quarters ended June 30, 2006 and September 30, 2005.  Return on average equity was 12.47% for the quarter ended September 30, 2006 compared to 15.29% for the quarter ended June 30, 2006.  Return on average equity was 16.92% for the quarter ended September 30, 2005.

Net income for the nine months ended September 30, 2006 increased 16.8% to $6.5 million, or $1.58 per diluted share, from $5.5 million, or $1.42 per diluted share, for the same time period in 2005.  The net interest margin for the nine months ended September 30, 2006 decreased 18 basis points to 3.98% from 4.16% for the nine months ended September 30, 2005.  The return on average assets was 1.14% and 1.11% for the nine months ended September 30, 2006 and 2005, respectively.  The return on average equity was 14.09% and 14.07% for the nine months ended September 30, 2006 and 2005, respectively.  The efficiency ratios for the nine months ended September 30, 2006 and 2005 were 62.02% and 62.05%, respectively.

The components of net income per diluted share are summarized below:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Core Banking	$ 0.45	$ 0.47	$ 1.38	$ 1.11
Mortgage	0.05	0.12	0.13	0.22
Wealth Management	0.02	0.02	0.07	0.09
	$ 0.52	$ 0.62	$ 1.58	$ 1.42

Earnings from core banking operations increased 24.9% to $1.38 per diluted share when comparing the nine months ended September 30, 2006 to September 30, 2005.  The increase in earnings year-to-date from core banking operations resulted from increases in interest income driven by the Company’s record 2005 loan growth.  However, earnings from core banking operations have been negatively impacted during 2006 by the Company’s reduced loan production and the compression of the net interest margin.  Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has added to the loan portfolio.

Earnings from mortgage operations of the Company decreased 43.0% from $0.22 per diluted share for the nine months ended September 30, 2005 to $0.13 per diluted share for the nine months ended September 30, 2006.  Although overall production has declined for Southern Trust Mortgage, LLC (STM), some of this decrease was attributed to narrowed margins resulting from shifts in the mix of retail and wholesale loan volume.  Earnings from wealth management operations declined 22.5% to $0.07 per diluted share for the nine months ended September 30, 2006 when compared to $0.09 per diluted share for the same time period in 2005.  Earnings from wealth management operations consists of net income of the Middleburg Investment Group, the non-bank subsidiary of the Company that generates revenues from trust and investment advisory activities through Middleburg Trust Company (MTC), a wholly owned trust subsidiary, Middleburg Investment Advisors, Inc. (MIA), a wholly owned registered investment advisor focused on fixed income investments, and Middleburg Bank Investment Sales, which is a division of Middleburg Bank. Much of the 22.5% decrease in net earnings was related to the decrease in net income generated by Middleburg Bank Investment Sales. Middleburg Bank Investment Sales net income decreased 64.7% when comparing the nine months ended September 30, 2005 to September 30, 2006 due to decreased sales resulting from fewer financial consultants employed during the nine months ended September 30, 2006.  Additionally, the resignation of a top producer in July 2006 heavily impacted the production for the quarter ended September 30, 2006. The Company is in the process of recruiting additional financial consultants.

Net Interest Income and Net Interest Margin

The net interest margin declined from 4.16% for the nine months ended September 30, 2005 to 3.98% for the same time period in 2006. The decline in the net interest margin was mostly attributed to the steady rise in interest rates on deposits and borrowings to fund the earning asset growth.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense.

The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (1) following the “Key Statistics” table below.

Net interest income increased 6.8% when comparing the quarter ended September 30, 2006 to the same time period in 2005. Net interest income increased 11.2% from $18.1 million for the nine months ended September 30, 2005 to $20.1 million for the nine months ended September 30, 2006. Interest income increased 29.4% while interest expense increased 71.0% when comparing the nine months ended September 30, 2006 to the same time period in 2005. The significant increase in interest expense resulted from both the increase in the average amount of short and long term funding from the nine months ended September 30, 2005 to the same period in 2006 and the 200 basis point increase in the Federal Funds rate and the 100 plus basis point increase in the three month LIBOR rate during that same period.

Interest income from loans increased $2.1 million or 26.3% when comparing the quarter ended September 30, 2006 to the same time period in 2005.  Interest income from loans increased $7.7 million or 37.8% when comparing the nine months ended September 30, 2006 to the same time period in September 30, 2005.  While the yield on the loan portfolio increased by 59 basis points from September 30, 2005 to September 30, 2006, the majority of the increase in interest income from loans was attributable to the increased volume of the loan portfolio.  Average net loans increased $76.2 million from the nine months ended September 30, 2005 to the nine months ended September 30, 2006.  Interest income from the investment portfolio decreased $95,000 from the nine months ended September 30, 2005 to the same period in 2006 while the tax equivalent yield on the investment portfolio increased 50 basis points over that same time period. The average balance of the investment portfolio decreased $19.3 million or 11.6% from the nine months ended September 30, 2005 to the nine months ended September 30, 2006.

With large pay downs of short term funding afforded by the proceeds received in July 2006 from the Company’s common stock offering,  the Company’s near term exposure to a rising rate environment has been reduced and the balance sheet shows a more asset sensitive profile.   The expected decrease in net interest income could be approximately 1.17% or $27,000 in a 12-month period of rising rates of 200 basis points, based on modeling results at August 31, 2006.

Non Interest Income

Non interest income decreased $688,000 or 23.7% when comparing the quarter ended September 30, 2006 to the same time period in 2005.  Non interest income decreased $585,000 or 8.2% when comparing the nine months ended September 30, 2006 to the same time period in 2005.  These decreases result from both a decrease in earnings from STM and fewer gains on sales of investment securities.

Trust and investment advisory fees earned by MTC and MIA increased 0.3% or $3,000 when comparing the quarter ended September 30, 2006 to the same time period in 2005 and 5.5% or $158,000 when comparing the nine months ended September 30, 2006 to the same time period in 2005.  Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management.  Total consolidated assets under administration by MTC and MIA remained unchanged at $1.1 billion at September 30, 2005 and 2006.

Service charges on deposits increased 1.5% from the quarter ended September 30, 2005 to the same time period in 2006.  Service charges on deposits increased $79,000 or 6.1% to $1.4 million for the nine months ended September 30, 2006, compared to $1.3 million for the same time period in 2005.  In particular, ATM and Visa check card fees have increased approximately $56,000 for the nine months ended September 30, 2006 when compared to the same period in 2005.

Investment sales fees decreased 30.8% or $45,000 from the quarter ended September 30, 2005 to the same time period in 2006.   Investment sales fees decreased 10.1% to $462,000 for the nine months ended September 30, 2006, compared to $513,000 for the same time period in 2005.  During July 2006, one of Middleburg Investment Sales’ top producers resigned from the company.  Middleburg Bank owns an interest in BI Investments Group, LLC (BI), which is a consortium of 32 community banks primarily based in Virginia.  This ownership interest allows the Company to use BI as its full-service broker-dealer.

Equity in earnings from affiliate, which reflects the 41.8% ownership interest in STM, decreased 49.1% or $346,000 from the quarter ended September 30, 2005 to the same time period in 2006.  STM closed $238.9 million in loans for the quarter ended September 30, 2006 with 58.5% of its production attributable to purchase money financings.  For the quarter ended September 30, 2005, STM closed $304.5 million in loans with 56.2% of its production attributable to purchase money financings.   Equity in earnings from affiliate decreased 39.7% or $520,000 from $1.3 million for the nine months ended September 30, 2005 to $789,000 for the same time period in 2006.  STM closed $681.4 million in loans for the nine months ended September 30, 2006 with 61.7% of its production attributable to purchase money financings.  For the nine months ended September 30, 2005, STM closed $801.2 million in loans with 63.0% of its production attributable to purchase money financings.  STM’s 2006 production levels have been negatively impacted by the tightening of the housing market and the impact that the increase in mortgage rates has had on the volume of refinance loans. Additionally, narrowed margins from the shift in production mix has negatively impacted its 2006 earnings.

Income earned from the Bank’s $10.8 million investment in Bank Owned Life Insurance (BOLI) contributed $111,000 and $122,000 for the quarters ended September 30, 2006 and 2005, respectively.  Income earned from BOLI contributed $324,000 to total other income for the nine months ended September 30, 2006 and $354,000 for the same time period in 2005.  The Company purchased BOLI in 2004 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans and other service fees, decreased $20,000 or 12.7% from the quarter ended September 30, 2005 to the same time period in 2006.   This decrease was driven mostly by reduced loan processing fees resulting from lower loan production levels during the third quarter of 2006. Other service charges increased $52,000 or 13.1% from the nine months ended September 30, 2005 to the same time period in 2006.  The increase was mostly attributed to the increase related to both additional safe deposit boxes that became available for rent and an increase in the safe deposit box rental fees in mid-year 2005.

Non Interest Expense

Non interest expense increased $30,000 or 0.5% from the quarter ended September 30, 2005 to the same time period in 2006.  Non interest expense increased $1.0 million for the nine months ended September 30, 2006 when compared to the same time period in 2005.  Salary and employee benefit expense increased 4.4% or $141,000 for the quarter ended September 30, 2006 when compared to the same time period in 2005. This increase results mostly from increases in the cost of health insurance. Salary and employee benefit expense increased 6.9% or $634,000 from the nine months ended September 30, 2005 to the same time period in 2006.  Mid year 2005, two experienced commercial lenders were hired to support business development efforts related to the Warrenton financial service center, which opened in October 2005. Additionally, various retail staff positions were added to the Company’s payroll in efforts to prepare for opening of the Warrenton facility.  $245,000 of the $634,000 increase in salary and employee benefit expense relates to the Company’s Warrenton financial service center.

Net occupancy and equipment expense increased $37,000 or 5.3% when comparing the quarter ended September 30, 2005 to the quarter ended September 30, 2006.  This increase is driven mostly by the additional depreciation expense related to the Warrenton financial service center, which opened in October 2005. Net occupancy and equipment expense increased $191,000 or 9.2% to $2.3 million for the nine months ended

September 30, 2006 compared to $2.1 million for the same time period in 2005. The Company’s Warrenton location accounted for $157,000 to the net increase in occupancy expenses, due mostly to additional depreciation costs related to that facility.

Other taxes, which is comprised of mostly bank franchise tax, increased 7.6% or $9,000 from the quarter ended September 30, 2005 to the same time period in 2006.  Other taxes increased 7.9% to $375,000 for the nine months ended September 30, 2006.  Computer operations expense increased $34,000 or 15.5% from the quarter ended September 30, 2005  to the quarter ended September 30, 2006.  Computer operations expense increased $70,000 or 10.7% from the nine months ended September 30, 2005 to the same time period in 2006.  These increases are related to increased  maintenance costs of in-house core operating and support systems resulting mostly from the Company’s growth.  Additional maintenance costs have also been incurred with coverage of the Company’s recently installed customer relationship management software.

Other operating expenses decreased $191,000 or 14.9% when comparing the quarter ended September 30, 2006 to the same time period in 2005.   Other operating expenses decreased 2.0% or $62,000 from $3.1 million for the nine months ended September 30, 2005 to $3.0 million for the same time period in 2006. The decreases resulted from decreases in various other expense categories including advisory, legal, educational, and travel.

Total Consolidated Assets

Total assets increased 6.8% to $772.6 million at September 30, 2006 from $723.3 million at September 30, 2005.  Total loans, net of allowance for loan losses, increased 13.2% or $64.9 million to $557.8 million at September 30, 2006 from $492.9 million at September 30, 2005.  Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has added to the loan portfolio.  Additional staff, a solid local economy, the relationship with STM, and success of the business model, which focuses on high quality financial solutions to clients and increasing client introductions across business lines, are all believed to have contributed to the strong loan growth experienced.

At September 30, 2006, there were no non performing loans, representing a decrease of $92,000 from September 30, 2005. Total loans past due 90 days or more were less than $1,000 at September 30, 2006  and declined slightly from the $1,000 at September 30, 2005. The loan loss provision was $418,000 for the nine months ended September 30, 2006.  The allowance for loan losses was $5.5 million or 0.98% of total loans outstanding at September 30, 2006.  Net charge offs were $48,000 for the nine months ended September 30, 2006, compared to net charge offs of $6,000 for the same time period in 2005. Based upon internal analysis by the Company’s credit administration department, which factors, among other things, the credit quality of the portfolio, the allowance for loan losses was deemed adequate at 0.98% of total loans outstanding.

The investment portfolio decreased $13.1 million or 8.3% to $144.5 million at September 30, 2006 compared to $157.6 million at September 30, 2005.  During 2005 and 2006, management elected to utilize cash received from principal pay downs, maturities and calls in its investment portfolio to fund loan growth rather than re-invest into the investment portfolio.  This strategy decreased the size of the investment portfolio. In anticipation of rising interest rates, the Company has also held to an investment strategy that focuses on keeping the portfolio relatively short by purchasing securities with weighted average lives that typically do not exceed three years.

Deposits and Other Borrowings

Total deposits, which includes brokered deposits, increased 7.7% to $560.3 million at September  30, 2006 from $520.1 million at September 30, 2005.  Total retail deposits, which excludes brokered deposits, increased 5.7% from $506.2 million at September 30, 2005 to $535.0 million at September 30, 2006. At September 30, 2006,

$25.2 million of the brokered certificates remained outstanding.  The Company had $13.9 million in brokered certificates of deposits at September 30, 2005.

Securities sold under agreements to repurchase with commercial checking account clients decreased by $9.2 million or 22.0% from September 30, 2005 to $32.6 million at September 30, 2006. Federal Home Loan Bank advances and overnight borrowings decreased $6.4 million or 7.3% to $81.7 million at September 30, 2006 from $88.1 million at September 30, 2005.  During the third quarter of 2006, FHLB overnight borrowings were decreased with a portion of the proceeds received by the Company from its common stock issuance.

Equity

In July 2006, the Company issued 676,552 shares of its common stock in an underwritten public offering, including the exercise of the underwriter’s over-allotment option.  The public price of $31.00 per share, less the underwriters’ commissions and expenses of the offering, resulted in net proceeds of $19.7 million to the Company.  The Company used the proceeds to increase its equity and to provide additional equity capital to the Bank to support the growth of operations.

Stockholders’ equity increased 44.9% from $53.6 million at September 30, 2005 to $77.6 million at September 30, 2006.   The book value of the Company at September 30, 2006 was $17.22 per common share.  Total common shares outstanding were 4,505,605 at September 30, 2006.

Joseph L. Boling, Chairman and CEO stated, “We are pleased with our performance given both the pause in the real estate market and the flat yield curve.  The capital we raised combined with our business model will allow us to continue our measured growth in this outstanding market.”

On September 20, 2006, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of  September 27, 2006 and payable on October 20, 2006.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc.  Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc.  Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with seven financial service centers.  Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg. Middleburg Investment Advisors, Inc. is a SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)

	For the Nine Months
	Ended September 30,
	2006	2005

INTEREST INCOME
Interest and fees on loans	$ 28,217	$ 20,471
Interest on investment securities	5,431	5,526
Interest on short term investments	-	-

TOTAL INTEREST INCOME	$ 33,648	$ 25,997

INTEREST EXPENSE
Interest on deposits	$ 8,320	$ 4,298
Interest on borrowings	5,214	3,616

TOTAL INTEREST EXPENSE	$ 13,534	$ 7,915

NET INTEREST INCOME	$ 20,113	$ 18,082

PROVISION FOR LOAN LOSSES	418	1,458

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 19,695	$ 16,624

NON INTEREST INCOME
Trust and investment advisory fee income	$ 3,060	$ 2,902
Service charges on deposits	1,381	1,302
Net gains on securities available for sale	1	252
Commissions on investment sales	462	513
Equity in earnings from affiliate	789	1,309
Bank owned life insurance	324	354
Other service charges, commissions and fees	452	400
Other operating income	87	109

TOTAL NON INTEREST INCOME	$ 6,556	$ 7,141

NON INTEREST EXPENSE
Salaries and employee benefits	$ 10,195	$ 9,510
Net occupancy expense of premises	2,274	2,083
Other taxes	375	347
Computer operations	726	655
Other operating expenses	3,435	3,399

TOTAL NON INTEREST EXPENSE	$ 17,004	$ 15,995

INCOME BEFORE TAXES	$ 9,248	$ 7,771
Income tax expense	2,762	2,216

NET INCOME	$ 6,486	$ 5,555

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended
	3Q06	2Q06	1Q06	4Q05	3Q05

INTEREST INCOME
Interest and fees on loans	$ 9,843	$ 9,508	$ 8,866	$ 8,478	$ 7,793
Interest on investment securities	1,850	1,794	1,787	1,737	1,754
Interest on short term investments	-	-	-	-	5

TOTAL INTEREST INCOME	$ 11,692	$ 11,302	$ 10,653	$ 10,215	$ 9,552

INTEREST EXPENSE
Interest on deposits	$ 3,154	$ 2,641	$ 2,525	$ 2,226	$ 1,943
Interest on borrowings	1,753	1,944	1,517	1,455	1,257

TOTAL INTEREST EXPENSE	$ 4,907	$ 4,585	$ 4,042	$ 3,681	$ 3,200

NET INTEREST INCOME	$ 6,785	$ 6,717	$ 6,611	$ 6,534	$ 6,352

PROVISION FOR LOAN LOSSES	55	113	250	286	317

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 6,731	$ 6,604	$ 6,361	$ 6,248	$ 6,035

NON INTEREST INCOME
Trust and investment advisory fee income	$ 985	$ 1,004	$ 1,071	$ 1,038	$ 982
Service charges on deposits	471	474	436	481	464
Net gains on securities available for sale	-	1	-	(176)	273
Commissions on investment sales	102	167	193	162	147
Equity in earnings from affiliate	358	328	103	220	704
Bank owned life insurance	111	109	104	104	122
Other service charges, commissions and fees	140	153	160	136	160
Other operating income	46	16	24	(85)	49

TOTAL NON INTEREST INCOME	$ 2,213	$ 2,252	$ 2,091	$ 1,880	$ 2,901

NON INTEREST EXPENSE
Salaries and employee benefits	$ 3,371	$ 3,347	$ 3,477	$ 3,610	$ 3,230
Net occupancy expense of premises	743	790	741	715	706
Other taxes	125	125	125	118	116
Computer operations	257	235	233	210	223
Other operating expenses	1,093	1,372	970	1,273	1,284

TOTAL NON INTEREST EXPENSE	$ 5,589	$ 5,869	$ 5,546	$ 5,926	$ 5,559

INCOME BEFORE TAXES	$ 3,354	$ 2,987	$ 2,906	$ 2,202	$ 3,377
Income tax expense	1,019	885	858	583	968

NET INCOME	$ 2,336	$ 2,102	$ 2,048	$ 1,619	$ 2,409

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited	Unaudited	Audited	Unaudited
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Assets:
Cash and due from banks	$ 14,624	$ 17,551	$ 13,813	$ 15,465	$ 19,606
Interest-bearing balances in banks	273	563	288	160	191
Securities at fair value	144,540	145,910	149,967	149,591	157,612
Loans, net of allowance for loan losses	557,803	551,825	543,399	520,511	492,900
Bank premises and equipment, net	18,214	18,402	18,638	18,656	17,861
Other assets	37,099	36,772	35,912	35,528	35,130

Total assets	$ 772,553	$ 771,024	$ 762,017	$ 739,911	$ 723,300

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 123,508	$ 140,019	$ 121,809	$ 128,641	$ 128,697
Savings and interest-bearing demand deposits	249,246	256,182	287,881	273,570	251,789
Time deposits	187,235	165,367	136,138	149,221	139,579
Total deposits	$ 559,989	$ 561,568	$ 545,828	$ 551,432	$ 520,065

Federal funds purchased	-	-	-	-	1,050
Securities sold under agreements to repurchase	32,906	36,939	34,902	34,317	41,818
Federal Home Loan Bank advances	26,700	44,000	51,275	24,100	30,600
Long-term debt	55,000	55,000	55,000	57,500	57,500
Trust preferred capital notes	15,465	15,465	15,465	15,465	15,465
Other liabilities	4,894	3,372	5,014	3,621	3,232
Commitment and contingent liabilities	-	-	-	-	-
Total liabilities	$ 694,954	$ 716,344	$ 707,484	$ 686,435	$ 669,730

Shareholders' Equity:
Common stock, par value $2.50 per share	$ 11,264	$ 9,523	$ 9,523	$ 9,515	$ 9,515
Capital surplus	23,667	5,459	5,459	5,431	5,376
Retained earnings	43,463	41,984	40,605	39,281	38,385
Accumulated other comprehensive income (loss), net	(796)	(2,285)	(1,054)	(751)	294
Total shareholders' equity	$ 77,598	$ 54,681	$ 54,533	$ 53,476	$ 53,570

Total liabilities and shareholders' equity	$ 772,553	$ 771,024	$ 762,017	$ 739,911	$ 723,300

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	3Q06	2Q06	1Q06	4Q05	3Q05

Net Income (dollars in thousands)	$ 2,336	$ 2,102	$ 2,048	$ 1,619	$ 2,409
Earnings per share, basic	$ 0.53	$ 0.55	$ 0.54	$ 0.43	$ 0.63
Earnings per share, diluted	$ 0.52	$ 0.54	$ 0.52	$ 0.41	$ 0.62

Return on average total assets	1.21%	1.11%	1.11%	0.89%	1.27%
Return on average total equity	12.47%	15.29%	15.17%	12.26%	16.92%
Dividend payout ratio	35.75%	34.43%	35.33%	44.19%	30.16%
Fee revenue as a percent of total revenue	15.91%	16.62%	16.41%	16.75%	21.58%

Net interest margin(1)	3.93%	3.96%	4.05%	3.99%	4.05%
Yield on average earning assets	6.69%	6.59%	6.45%	6.18%	6.03%
Yield on average interest-bearing liabilities	3.46%	3.21%	2.94%	2.68%	2.42%
Net interest spread	3.24%	3.38%	3.51%	3.50%	3.61%
Tax equivalent adjustment to net interest income (dollars in thousands)	$ 195	$ 191	$ 192	$ 196	$ 205

Non-interest income to average assets	1.14%	1.18%	1.13%	1.11%	1.47%
Non-interest expense to average assets	2.89%	3.09%	2.93%	3.19%	3.11%

Efficiency ratio(2)	60.42%	63.71%	61.95%	65.49%	60.12%

(1)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended September 30, 2006 and 2005, net interest income on a tax equivalent basis was $7.0 million and $6.6 million, respectively.    See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)

The efficiency ratio is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized is 34%. For the quarters ended September 30, 2006 and 2005, tax equivalent net interest income was $7.0 million and $6.6 million, respectively.  See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended September 30, 2006 and 2005, was $2.2 million and $2.6 million, respectively.  The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating.  An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses.  The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	3Q06	2Q06	1Q06	4Q05	3Q05
BALANCE SHEET RATIOS
Loans to deposits	100.59%	99.24%	100.54%	95.31%	95.53%
Average interest-earning assets to
average-interest bearing liabilities	123.22%	122.27%	122.35%	123.58%	123.94%

PER SHARE DATA
Dividends	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.19
Book value	$ 17.22	$ 14.36	$ 14.32	$ 14.07	$ 14.09
Tangible book value	$ 15.97	$ 12.85	$ 12.79	$ 12.50	$ 12.51

SHARE PRICE DATA
Closing price	$ 34.05	$ 30.83	$ 35.00	$ 30.75	$ 34.35
Diluted earnings multiple	1.80	2.31	2.51	2.24	2.50
Book value multiple	1.98	2.15	2.44	2.19	2.44

COMMON STOCK DATA
Outstanding shares at end of period	4,505,605	3,809,053	3,809,053	3,806,053	3,806,053
Weighted average shares outstanding	4,394,724	3,809,053	3,807,786	3,803,075	3,802,082
Weighted average shares outstanding, diluted	4,482,970	3,899,198	3,904,965	3,906,443	3,906,146

CAPITAL RATIOS
Total equity to total assets	10.04%	7.09%	7.16%	7.23%	7.41%
Total risk based capital ratio	15.20%	11.16%	11.70%	11.79%	12.31%
Tier 1 risk based capital ratio	14.30%	10.27%	10.80%	10.89%	11.42%
Leverage ratio	11.52%	8.29%	8.76%	8.60%	8.93%

CREDIT QUALITY
Net charge-offs to average loans	0.00%	0.01%	0.00%	0.00%	0.00%
Total non-performing loans to total loans	0.00%	0.00%	0.00%	0.02%	0.02%
Total non-performing assets to total assets
Non-accrual loans to:
total loans	0.00%	0.05%	0.00%	0.02%	0.02%
total assets	0.00%	0.03%	0.00%	0.01%	0.01%
Allowance for loan losses to:
total loans	0.98%	0.98%	0.98%	0.98%	0.98%
non-performing loans	0.00%	2130.08%	33562.50%	4321.85%	5236.56%
non-accrual loans	0.00%	2138.43%	48818.18%	5844.32%	5293.48%

NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$ -	$ 1	$ 5	$ 31	$ 1
Non-accrual loans	-	255	11	88	92

NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$ 14	$ 36	$ 47	$ 21	$ 15
(Recoveries)	(19)	(6)	(24)	(8)	(5)
Net charge-offs (recoveries)	(5)	30	23	13	10

PROVISION FOR LOAN LOSSES (dollars in thousands)	$ 55	$ 113	$ 250	$ 1,744	$ 1,458

ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$ 5,453	$ 5,370	$ 5,143	$ 4,870	$ 4,563
Provision	55	113	250	286	317
Net charge-offs (recoveries)	(5)	30	23	13	10
Balance at the end of period	5,513	5,453	5,370	5,143	4,870

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended September 30,
		2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
			(Dollars in thousands)
Assets :
Securities:
Taxable	$ 113,922	$ 1,455	5.07%	$ 127,872	$ 1,358	4.21%
Tax-exempt (1) (2)	31,337	575	7.28%	32,591	600	7.30%
Total securities	$ 145,259	$ 2,030	5.54%	$ 160,463	$ 1,958	4.84%
Loans
Taxable	$ 558,223	$ 9,841	6.99%	$ 481,191	$ 7,791	6.42%
Tax-exempt (1)	89	2	8.92%	113	2	7.02%
Total loans	$ 558,312	$ 9,843	6.99%	$ 481,304	$ 7,793	6.42%
Federal funds sold	738	11	5.91%	558	4	2.84%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	329	4	4.82%	129	1	3.08%
Total earning assets	$ 704,638	$ 11,888	6.69%	$ 642,454	$ 9,756	6.02%
Less: allowances for credit losses	(5,461)			(4,670)
Total nonearning assets	68,247			65,830
Total assets	$ 767,424			$ 703,614

Liabilities:
Interest-bearing deposits:
Checking	$ 133,169	$ 794	2.37%	$ 92,444	$ 254	1.09%
Regular savings	52,463	230	1.74%	54,301	212	1.55%
Money market savings	64,398	157	0.97%	93,926	189	0.80%
Time deposits:
$100,000 and over	110,030	1,340	4.83%	82,016	683	3.30%
Under $100,000	64,209	633	3.91%	75,765	604	3.16%
Total interest-bearing deposits	$ 424,269	$ 3,154	2.95%	$ 398,452	$ 1,942	1.93%

Federal Home Loan Bank Advances	32,190	451	5.56%	30,637	298	3.86%
Securities sold under agreements
to repurchase	35,290	390	4.38%	34,235	238	2.76%
Long-term debt	70,465	899	5.06%	60,356	706	4.64%
Federal Funds Purchased	1,046	13	4.93%	1,004	10	3.95%
Total interest-bearing liabilities	$ 563,260	$ 4,907	3.46%	$ 524,684	$ 3,194	2.42%
Non-interest bearing liabilities
Demand Deposits	126,106			124,673
Other liabilities	3,756			1,021
Total liabilities	$ 693,122			$ 650,378
Shareholders' equity	74,302			53,236
Total liabilities and shareholders'equity	$ 767,424			$ 703,614

Net interest income		$ 6,981			$ 6,562

Interest rate spread			3.24%			3.61%
Interest expense as a percent of
average earning assets			2.76%			1.97%
Net interest margin			3.93%			4.05%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

	Average Balances, Income and Expenses, Yields and Rates
	Nine Months Ended September 30,
		2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
			(Dollars in thousands)
Assets :
Securities:
Taxable	$ 116,480	$ 4,274	4.91%	$ 133,584	$ 4,299	4.30%
Tax-exempt (1) (2)	30,900	1,699	7.35%	33,124	1,830	7.39%
Total securities	$ 147,380	$ 5,973	5.42%	$ 166,708	$ 6,129	4.92%
Loans
Taxable	$ 546,830	$ 28,213	6.90%	$ 433,702	$ 20,463	6.31%
Tax-exempt (1)	95	6	8.44%	182	11	8.08%
Total loans	$ 546,925	$ 28,219	6.90%	$ 433,884	$ 20,474	6.31%
Federal funds sold	777	28	4.82%	532	11	2.76%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	210	8	5.09%	267	5	2.50%
Total earning assets	$ 695,292	$ 34,228	6.58%	$ 601,391	$ 26,619	5.92%
Less: allowances for credit losses	(5,337)			(4,115)
Total nonearning assets	68,428			63,695
Total assets	$ 758,383			$ 660,971

Liabilities:
Interest-bearing deposits:
Checking	$ 141,633	$ 2,414	2.28%	$ 85,800	$ 531	0.83%
Regular savings	55,893	713	1.71%	40,078	296	0.99%
Money market savings	69,362	496	0.96%	91,794	442	0.64%
Time deposits:
$100,000 and over	89,805	2,968	4.42%	75,987	1,695	2.98%
Under $100,000	62,241	1,730	3.72%	61,710	1,334	2.89%
Total interest-bearing deposits	$ 418,934	$ 8,321	2.66%	$ 355,369	$ 4,298	1.62%

Federal Home Loan Bank Advances	37,119	1,452	5.23%	31,400	784	3.34%
Securities sold under agreements
to repurchase	36,760	1,119	4.07%	33,696	619	2.46%
Long-term debt	70,483	2,607	4.95%	63,569	2,185	4.60%
Federal Funds Purchased	961	36	5.01%	1,123	28	3.33%
Total interest-bearing liabilities	$ 564,257	$ 13,535	3.21%	$ 485,157	$ 7,914	2.18%
Non-interest bearing liabilities
Demand Deposits	128,933			121,052
Other liabilities	3,633			2,376
Total liabilities	$ 696,823			$ 608,585
Shareholders' equity	61,560			52,386
Total liabilities and shareholders'equity	$ 758,383			$ 660,971

Net interest income		$ 20,693			$ 18,705

Interest rate spread			3.37%			3.74%
Interest expense as a percent of
average earning assets			2.60%			1.76%
Net interest margin			3.98%			4.16%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

AT PERIOD END
(dollars in thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
GAAP measures:
Interest Income - Loans	$ 28,217	$ 18,374	$ 8,867	$ 28,949	$ 20,471
Interest Income - Investments & Other	5,431	3,581	1,786	7,263	5,526
Interest Expense - Deposits	8,320	5,166	2,525	6,525	4,298
Interest Expense - Other Borrowings	5,214	3,461	1,517	5,071	3,617
Total Net Interest Income	$ 20,113	$ 13,328	$ 6,611	$ 24,616	$ 18,082
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ 1	$ 1	$ 1	$ 5	$ 8
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	577	382	191	807	612
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	8	4
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 578	$ 383	$ 192	$ 820	$ 624

Total Tax Equivalent Net Interest Income	$ 20,691	$ 13,711	$ 6,803	$ 25,436	$ 18,706

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
GAAP measures:
Interest Income - Loans	$ 9,843	$ 9,507	$ 8,867	$ 8,478	$ 7,793
Interest Income - Investments & Other	1,850	1,795	1,786	1,737	1,759
Less: Interest Expense - Deposits	3,154	2,641	2,525	2,226	1,942
Less: Interest Expense - Other Borrowings	1,753	1,944	1,517	1,455	1,258
Total Net Interest Income	$ 6,785	$ 6,717	$ 6,611	$ 6,534	$ 6,352
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -	$ 1	$ 1	$ 1
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	195	191	191	195	202
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	2
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 195	$ 191	$ 192	$ 196	$ 205

Total Tax Equivalent Net Interest Income	$ 6,981	$ 6,908	$ 6,803	$ 6,730	$ 6,557